UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Series A Junior Participating Preferred Stock, at $0.01 par value	---	---

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Accounting Officer

On August 1, 2019, Maxar Technologies Inc. (“Company”) appointed Carolyn K. Pittman, Senior Vice President and Chief Accounting Officer, as the Company’s Principal Accounting Officer, effective August 7, 2019.

Ms. Pittman, age 56, joined the Company as Senior Vice President and Chief Accounting Officer effective July 29, 2019 after serving as a consultant to the Company since April 2019.  Prior to joining the Company, Ms. Pittman was Vice President-Finance and Controller for Huntington Ingalls Newport News Shipbuilding from 2011 to 2018.  Ms. Pittman joined Huntington Ingalls Newport News Shipbuilding in 2011, a spin-off sector of the Northrop Grumman Corporation. At Northrop Grumman, Ms. Pittman was Vice President and Chief Financial Officer, Enterprise Shared Services and Information Technology, from 2008 to 2011. She joined Northrop Grumman as a manager in 1995 and attained positions of increasing responsibility, including Vice President, Sector Controller, Vice President, Internal Audit, and Chief Audit Executive. Ms. Pittman began her career with Ernst & Young LLP, where she held positions within audit and assurance services from 1985 to 1995.  Since August 2017, Ms. Pittman has served as a member of the board of directors of Minerals Technologies Inc. (NYSE: MTX), where she is a member of the Audit Committee and the Corporate Governance and Nominating Committee.  Ms. Pittman holds an MBA in Finance from Dallas Baptist University and a Bachelor of Science in Business Administration from the University of Arkansas.  Ms. Pittman is a Certified Public Accountant and a Certified Information Systems Auditor.

In connection with her appointment, the Company’s Board of Directors (“Board”) approved compensation for Ms. Pittman as follows:

Cash Compensation: Ms. Pittman will be entitled to an annual base salary of $400,000 and have the opportunity to earn an annual cash bonus at a target rate of 50% of base salary.  For 2019, Ms. Pittman’s bonus will be pro-rated based on her start date and will be the greater of her on-target bonus and the actual bonus calculated in accordance with the terms of the Company’s short term incentive plan.

Equity Grant: Ms. Pittman will receive an award of equity-settled restricted stock units with a value of $500,000 on the first business day of the month following her employment start date.  The restricted stock units will vest in equal installments on each anniversary of the award date over a three year period, provided Ms. Pittman remains employed by the Company.  Beginning in 2020, Ms. Pittman will be eligible for an annual long-term incentive grant, subject to approval by the Board.

Relocation: Ms. Pittman will be provided with an executive relocation package in an amount up to $200,000.

Ms. Pittman has entered into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on January 2, 2019 and is incorporated by reference herein.

There are no arrangements or understandings between Ms. Pittman and any other person pursuant to which Ms. Pittman was appointed as Senior Vice President and Chief Accounting Officer. There are no family relationships between Ms. Pittman and any of the Company’s directors and executive officers, and Ms. Pittman is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 2, 2019, the Company issued a press release announcing Ms. Pittman’s appointment.  A copy of the press release is furnished herewith as Exhibit 99.1 and shall not be deemed ”filed” for the purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the U.S. Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Maxar Technologies Inc. dated August 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 2, 2019	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Secretary